PROMISSORY NOTE


  $51,000,000.00                                February  17, 1998


   FOR VALUE RECEIVED, the undersigned, ASHEVILLE, LLC, a North Carolina limited liability company (hereinafter called "Maker"), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, (hereinafter, together with all subsequent holders of this Note, called "Payee") on or before the 31st day of December, 1999 (the "Maturity Date"), as hereinafter provided, the principal sum of FIFTY-ONE MILLION AND NO/100 DOLLARS ($51,000,000.00), or so much thereof as may actually be advanced from time to time, together with interest on the unpaid principal balance from time to time outstanding at the rate per annum equal to the "Base Rate" of interest as it fluctuates; provided, however, subject to the limitations stated herein, Maker may elect in accordance with the procedures set forth below to have interest accrue and be paid on all or a portion of the outstanding principal balance hereof at a rate per annum equal to the "Fixed Increment Rate" (as defined below).

  Defined Terms:

   "Base Rate:" An interest rate per annum, fluctuating daily, equal to the rate announced by Payee from time to time at its principal office in San Francisco, California as its prime rate in effect on such day. Neither the Base Rate nor the prime rate of Payee is necessarily intended to be the lowest rate of interest charged by Payee in connection with extensions of credit. Each change in the prime rate shall result in a corresponding change in the Base Rate and such change shall be effective on the effective date of such change in the prime rate.

   "Business Day:" (a) With respect to any advance, payment or rate determination for a Fixed Increment, a day, other than a Saturday or Sunday, on which Payee is open for business in San Francisco and on which dealings in United States Dollars are carried on in the London interbank market; and (b) for all other purposes, any day of the week (but not a Saturday, Sunday or holiday) on which the offices of Payee are open to the public for carrying on substantially all of Payee's business functions. Unless specifically referenced in this Note as a Business Day, all references to "days" shall be to calendar days.

   "Event of Default:"  Any default hereunder or under the other
  Security Documents, subject to any applicable notice and cure period.

   "Fixed Increment:" The portion of the outstanding principal balance hereof specified by Maker to Payee effective as of the applicable "Fixed Period Commencement Date" (as defined below); provided, however, in no event shall any such Fixed Increment be less than One Million and No/100 Dollars ($1,000,000.00).

   "Fixed Increment Rate:" The "Fixed LIBO Rate" (as defined below), plus nine-tenths of one percent (.90%) (i.e. 90 basis points) per annum.

   "Fixed LIBO Rate:" With respect to any "Fixed Period" (as defined below), the rate per annum which is equal to the quotient of the average rate per annum (determined solely by Payee and rounded upwards, if necessary, to the next higher 1/16 of 1%) at which deposits in United States Dollars are offered to Payee by brokers in the London interbank market as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Fixed Period, in an amount equal to the "Fixed Increment" (as defined below) so requested and for a period equal to such Fixed Period. Each determination of the Fixed LIBO Rate by Payee shall, in absence of manifest error, be conclusive and binding.

          "Fixed Period:" A period as designated by Maker and confirmed by Payee which is at least thirty (30) days, commencing on the Fixed Period Commencement Date. Notwithstanding the foregoing, in no event shall any Fixed Period extend beyond the Maturity Date.

       "Fixed Period Commencement Date:" The proposed commencement of the applicable Fixed Period.

       "Guaranty:" That certain Guaranty of or about even date herewith from CBL & Associates Limited Partnership in favor of Payee.

       "Loan:" The loan advanced under this Note and evidenced hereby and by the other Security Documents.

       "Loan Agreement." That certain Loan Agreement of even date herewith by and between Maker and Payee. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

       "Regulation D:" Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Reserve Requirement:" The daily average during the Fixed Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other schedule changes in reserve requirements during the Fixed Period) which is imposed under "Regulation D" (as defined below) against "Eurocurrency liabilities" as defined in Regulation D. Each determination by Payee of the Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

      "Security Documents:"  As that term is defined in the Loan
  Agreement.


  Selection of Fixed Increment Rate

       If Maker elects to have the Fixed Increment Rate apply, it shall advise Payee in writing of its election and the Fixed Period and Fixed Increment for which Maker desires said rate to apply not later than 11:00 a.m., Pacific Standard Time or Pacific Daylight Time (as applicable), three (3) Business Days prior to the Fixed Period Commencement Date. Any such election may be made only (i) once during any thirty (30) day period and (ii) while no Event of Default is in existence and no event has occurred which with notice and/or lapse of time would constitute an Event of Default. After Maker has designated a Fixed Increment to which the Fixed Increment Rate shall apply, such rate shall apply to the Fixed Increment for the duration of the Fixed Period. At any one time during the term hereof, no more than three (3) Fixed Increments may be outstanding. If Maker elects the Fixed Increment Rate, but the applicable Fixed Period will commence on a date which is not a Business Day, such Fixed Period shall be deemed to commence on the next Business Day after it would otherwise commence, and any interest which accrues hereunder in the interim shall accrue at the Base Rate.

       Notwithstanding anything contained herein to the contrary, if Maker elects the Fixed Increment Rate to apply but Payee is unable for any reason to obtain funds from Payee in the amount of the Fixed Increment elected for the Fixed Period elected, interest on such Fixed Increment shall accrue at the Base Rate unless and until a new election of the Fixed Increment Rate is made by Maker and Payee is then able to obtain such funds.

     In the absence of an effective election by Maker of the Fixed Increment Rate in accordance with the above procedures prior to the expiration of the then current Fixed Period with respect to any Fixed Increment, Payee shall be deemed to have elected that such Fixed Increment thereafter bear interest at the Fixed Increment Rate for a fixed period of thirty (30) days.

  Special Provisions Applicable to LIBO Rate Provisions.
  Notwithstanding any other provisions hereof:

        A. Change in Law: If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Payee with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Payee to make, maintain or fund advances at the Fixed Increment Rate, Payee shall forthwith give notice thereof to Maker. Before giving any notice Payee shall designate a different LIBO lending office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to Payee (as determined in good faith by Payee).
  Upon receipt of such notice, Maker shall either (i) repay in full the then outstanding principal amount of any Fixed Increment, together with accrued interest thereon, or (ii) convert such Fixed Increments to the Base Rate, either (a) on the last day of the then-current Fixed Period applicable to such Fixed Increment if Payee may lawfully continue to maintain and fund advances at the Fixed
  Increment Rate to such day or (b) immediately if Payee may not lawfully continue to fund and maintain advances at the Fixed
  Increment Rate to such day.

B. Increased Costs. If, after the date hereof, any governmental authority, central bank or other comparable authority, shall at any time impose, modify or deem applicable any reserve (including, without limitation, the Reserve Requirement and any other reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Payee, or shall impose on Payee (or its eurodollar lending office) or the interbank eurodollar market any other condition affecting Fixed Increments, this Note, or Payee's obligation to permit Maker to elect to have the Fixed Increment Rate apply to a Fixed Increment; and the result of any of the foregoing is to increase the cost to Payee of making or maintaining advances at the Fixed Increment Rate, or to reduce the amount of any sum received or receivable by Payee hereunder, by an amount deemed by Payee to be material, then, within five (5) days after demand by Payee, Maker shall pay to Payee, such additional amount or amounts as will compensate Payee for such increased cost or reduction. Payee will use good faith and reasonable efforts to designate a different LIBO lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of Payee, be disadvantageous to Payee. A certificate of Payee claiming compensation under this Paragraph B and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If Payee demands compensation under this Paragraph B, then Maker may at any time, upon at least five (5) Business Days' prior notice to Payee either (i) repay in full all then outstanding Fixed Increments, together with accrued interest thereon on the date of prepayment or (ii) convert such Fixed Increments to the Base Rate; provided, however, that Maker shall be liable for any "Consequential Loss" (as defined below) arising pursuant to such actions, unless the requirement or condition giving rise to the incurred costs is not generally applicable to lenders similar to Payee, but rather is applicable solely to Payee.

       C. Payments Not At End of Interest Period. If Maker makes any payment of principal with respect to any Fixed Increment on any day other than the last day of a Fixed Period applicable to such Fixed Increment (other than any such payment required by Paragraph A(ii)(b) above), then Maker shall reimburse Payee on demand the Consequential Loss incurred by Payee as a result of the timing of such payment. A certificate of Payee setting forth in reasonable detail the basis for the determination of the amount of Consequential Loss shall be delivered to Maker by Payee and shall, in the absence of manifest error, be conclusive and binding. Any conversion of a Fixed Increment to the Base Rate on any day other than the last day of the Fixed Period for such Fixed Increment shall be deemed a payment for purposes of this Paragraph C.

     D. Effect on Fixed Increments. If notice has been given pursuant to Paragraph A above requiring a Fixed Increment to be repaid or converted, then unless and until Payee notifies Maker that the circumstances giving rise to such repayment or conversion no longer apply, Maker shall not have the right to elect to have the Fixed Increment Rate apply. If Payee notifies Maker that the circumstances giving rise to such repayment or conversion no longer apply, Maker may thereafter elect to have the Fixed Increment Rate apply in accordance with the terms of this Note.

     E. Notice. Payee shall notify Maker of any event occurring after the date hereof entitling Payee to compensation under Paragraph B above within 45 days after Payee obtains actual knowledge thereof; provided that if Payee fails to give such notice to Maker within 45 days after it obtains actual knowledge of such an event, Payee shall, with respect to compensation payable pursuant to such Paragraph B in respect of any costs resulting from such event, only be entitled to payment under Paragraph B for costs incurred from and after the date 45 days prior to the date that Payee gives such notice.

     F. Consequential Loss. The term "Consequential Loss" shall mean any loss, cost or expense incurred by Payee as a result of the payment or conversion of any Fixed Increment on a day other than the last day of the Fixed Period applicable thereto or in the redepositing, redeploying or reinvesting the principal amount so paid or affected by the timing of such conversion including the sum of (i) the interest which, but for the payment or conversion Payee would have earned in respect of such principal amount, reduced, if Payee is able to redeposit, redeploy, or reinvest such principal amount by the interest earned by Payee as a result of so redepositing, redeploying or reinvesting such principal amount, plus
  (ii) any expense or penalty incurred by Payee on redepositing, redeploying or reinvesting such principal amount.

  General Provisions:

     Interest based on a 360-day year will be accrued on the number of days funds are actually outstanding. Interest shall be calculated on a daily basis and shall be payable monthly on the first day of each and every month following the date hereof until the Maturity Date, at which time all accrued and unpaid interest and the unpaid principal balance hereof shall be due and payable in full.

     All payments on this Note shall, at the option of Payee, be applied first to the payment of accrued but unpaid interest, and any remainder shall be applied to reduction of the principal balance hereof. All payments hereunder shall be made to Payee at c/o Wells Fargo Bank, National Association, 2120 East Park Place, Suite 100, El Segundo, California 90245, or at such other address as Payee may from time to time designate in writing to Maker.

     Except as otherwise specifically provided in the Security Documents, Maker and any endorsers or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof. Maker and any endorsers or guarantors hereof agree that the time for any payments hereunder may be extended from time to time without notice and consent to the acceptance of further security or the release of any existing security for this Note, all without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note even though Maker is not a party to such agreement.

     If a default is made in the payment, in whole or in part, of any sum provided for herein when due and such default is not cured within fifteen (15) days after written notice thereof from Payee to Maker, or if an Event of Default shall occur under the any of the Security Documents, then Payee may, at its option, without further notice or demand, except as otherwise specifically provided in the Security Documents, declare the unpaid principal balance and accrued interest on this Note at once due and payable, foreclose all deeds of trust, mortgages and liens securing payment hereof, pursue any and all other rights, remedies, and recourses available to Payee, or pursue any combination of the foregoing, all remedies hereunder and under the Security Documents being cumulative.

     Failure to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to any other event. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of Payee.

       If any payment required under this Note is not paid within fifteen (15) days after written notice has been given to Maker that the same has become due and payable, Payee may require a late charge for late payment to compensate for Payee's loss of use of funds and for the expenses of handling the delinquent payment, in an amount not to exceed four percent (4%) of such delinquent payment. Said late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest. In the event the maturity of the indebtedness hereunder is accelerated by Payee, this paragraph shall apply only to payments overdue prior to the time of such acceleration. This paragraph shall not be deemed to be a waiver of Payee's right to accelerate payment of this Note under the terms hereof.

      Maker shall have the right prior to the Maturity Date, upon ten (10) days' prior written notice, to prepay all or any portion (except any portion constituting a Fixed Increment during its applicable Fixed Period) of the principal balance owing hereunder from time to time without the payment of any premium or penalty; provided, however, that (a) if such prepayment is only a partial payment of the then outstanding principal balance hereof, such prepayment shall be accompanied by the payment of all accrued but unpaid interest on the portion of the outstanding principal balance of the Note being so paid through the date the prepayment is made, and (b) for same day credit all monies shall be received at Payee's office at c/o Wells Fargo Bank, National Association, 2120 East Park Place, Suite 100, El Segundo, California 90245 on or before 11:00 a.m., Pacific Standard Time or Pacific Daylight Time (as applicable). All monies received after this time shall be deemed received on the following Business Day and shall continue to accrue interest at the Base Rate to the date funds are deemed received.

     Maker shall have the right to prepay any Fixed Increment during its applicable Fixed Period only upon payment to Payee at the time of such prepayment, of an amount (the "Fixed Increment Liquidation Amount") equal to the excess of (i) the interest that would have been payable by Maker for such Fixed Increment for the remainder of the applicable Fixed Period at the applicable Fixed Increment Rate had such prepayment not been made by Maker, over (ii) the interest to be earned on sums equal to the amount of such Fixed Increment for the remainder of the applicable Fixed Period as invested by Payee in an interest bearing obligation of Payee's selection, in its sole and absolute discretion.

     In addition, in any such event, the provisions of the immediately preceding paragraph hereto (relating to the obligation of Maker to pay to Payee certain amounts in the event of the prepayment of a Fixed Increment prior to the last day of the applicable Fixed Period) shall apply with respect to any Fixed Increment prepaid by Maker prior to the last day of the applicable Fixed Period as a result of the acceleration by Payee of the outstanding principal balance hereof.

     Upon the occurrence of an Event of Default, at the option of Payee, all amounts payable hereunder or under the Security Documents shall bear interest for the period beginning with the date of occurrence of such Event of Default at a rate of interest per annum (the "Default Rate"), payable on the first day of each and every month, equal to three percent (3%) above the Base Rate, as it fluctuates, or three percent (3%) above the Fixed Increment Rate, whichever is applicable.

     Notwithstanding any other provision of this Note to the contrary, from and after the Maturity Date of this Note, or such earlier date as the unpaid principal owing on this Note becomes due and payable upon acceleration or otherwise pursuant to the terms hereof, the whole of the unpaid principal and, to the fullest extent permitted by law, interest owing on this Note, shall thereafter bear interest until paid in full at the Default Rate.

     All amounts payable hereunder are payable in lawful money of the United States of America. Maker agrees to pay all costs of collection hereof when incurred, including reasonable attorneys' fees, whether or not any legal action shall be instituted to enforce this Note.

     This Note is given for business purposes and none of the proceeds of the Loan or this Note will be used for personal, family or household purposes.

     This Note is issued pursuant to the Loan Agreement and is secured, inter alia, by a Deed of Trust, Security Agreement and
  Assignment of Leases and Rents of even date herewith (the "Deed of Trust"), executed by Maker for the benefit of Payee, covering certain real and personal property situated in Buncombe County, North Carolina, as more particularly described therein. All of the agreements, conditions, covenants, warranties, representations, provisions and stipulations made by or imposed upon Maker under the Loan Agreement, the Deed of Trust and the other Security Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully inserted herein, and Maker covenants and agrees to keep and perform the same, or cause them to be kept and performed, strictly in accordance with their terms. This Note is given for business purposes and none of the proceeds of the Loan or this Note will be used for personal, family or household purposes.

  If this Note is executed by more than one party, each such party shall be jointly and severally liable for the obligations of Maker under this Note. If Maker is a partnership, each general partner of Maker shall be jointly and severally liable hereunder, and each such general partner hereby waives any requirement of law that, upon an occurrence of an Event of Default hereunder or under the Security Documents, Payee exhaust any assets of Maker before proceeding against such general partner's assets.

MAKER AGREES THAT TIME IS OF THE ESSENCE IN THE PERFORMANCE OF
  ALL OBLIGATIONS HEREUNDER.

     This Note shall be governed by and construed according to the laws of the State of Georgia.

     It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with the applicable law now or hereafter governing the interest payable on this Note or the Loan (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under Georgia law). If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note, or under any of the Security Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if Payee's exercise of the option herein contained to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker's having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Maker), and the provisions of this Note and the Security Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

     All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced hereby and by the other Security Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the Loan for so long as debt is outstanding under the Loan.

     The term "Maker" as used in this Note shall mean and have reference to, collectively, all parties and each of them directly or indirectly obligated for the indebtedness evidenced by this Note, whether as principal maker, endorser, guarantor, or otherwise, together with the respective heirs, administrators, executors, legal representatives, successors and assigns of each of the foregoing.

     All notices hereunder shall be given at the following addresses: If to Maker, c/o CBL & Associates Limited Partnership, One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421,
  Attention: President. If to Payee, Suite 1805, 2859 Paces Ferry Road, Atlanta, Georgia 30339, with a copy of all notices to Chief Credit Officer - Real Estate Group, Wells Fargo Bank, National Association, 420 Montgomery Street, 6th Floor, San Francisco, California 94163. Either party may change their address for notice purposes upon giving thirty (30) days' prior notice thereof to the other party in accordance with this paragraph. All notices given hereunder shall be in writing and shall be considered properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, if sent by national overnight courier providing documentation of receipt, if delivered in person, or if sent by prepaid telegram, telex or telecopy, with a copy of any communication so sent by telegram, telex or telecopy being sent by mail, overnight courier or personal delivery as aforesaid. Any notice mailed as above provided shall be effective three (3) business days after its deposit in the custody of the United States Postal Service; all other notices shall be effective upon receipt.

     Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     IN WITNESS WHEREOF, this Note has been duly executed under seal in Chattanooga, Tennessee on the date first above written.


  "MAKER"
                                   ASHEVILLE, LLC, a North
                                   Carolina limited liability
                                   company (SEAL)

                                   By:CBL & Associates Limited
                                   Partnership, a Delaware limited
                                   partnership, its sole member

                                   By:CBL Holdings I, Inc., a
                                   Delaware corporation, its sole
                                   general partner

                                   /s/  John N. Foy
                                   By: -----------------------
                                   John N. Foy
                                   Executive Vice President


                                   /s/ Mary Ann Okrasinski
                                   Attest:
                                   Mary Ann Okrasinski
                                   Assistant Secretary

                            (CORPORATE SEAL)


  This signature page is attached to and is a part of that certain Promissory Note in the original principal amount of Fifty-One
  Million and No/100 Dollars ($51,000,000.00), from Asheville, LLC, as "Maker," to Wells Fargo Bank, National Association, as "Payee."




                            LOAN AGREEMENT

   THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of the 17 day of February, 1998, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION ("WFB"), a national banking association, as Agent and Bank, whose address for notice hereunder is Suite 1805, 2859 Paces Ferry Road, Atlanta, Georgia 30339, with a copy of all correspondence or notices to Chief Credit Officer - Real Estate Group, Wells Fargo Bank, National Association, 420 Montgomery Street, 6th Floor, San Francisco, California 94163, and ASHEVILLE, LLC, a North Carolina limited liability company ("Borrower") whose address for notice is c/o CBL & Associates Properties, Inc., One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421, Attention: President, with a copy to Mary Ann Okrasinski, Esq. (at the same address).

                         W I T N E S S E T H:

                               Article 1

                               DEFINITIONS

   1.1 Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

        (a) Agent: WFB in its capacity as agent for the Banks pursuant to the Intercreditor Agreement and in its capacity as agent for the Banks under the Security Documents, and shall be deemed to refer to Agent in its individual capacity as a Bank where the context so requires.

        (b) Banks: WFB and any other bank, finance company, insurance company or other financial institution which is or becomes a party to this Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption Agreement in the form attached as Exhibit A to the Intercreditor Agreement, as assignee, as and when such bank, finance company, insurance company or other financial institution becomes a Bank. At all times that there are no Banks other than WFB, the terms "Bank" and "Banks" shall mean WFB, in its individual capacity. In no event shall any lender which becomes a party to the Intercreditor Agreement or this Agreement subsequent to the date hereof have the right to approve any actions taken by Borrower prior to the time such entity became a Bank.

        (c)  Commitment:  Not Applicable

        (d)  Deed of Trust:  The Deed of Trust, Security
  Agreement and Assignment of Leases and Rents of even date herewith executed by Borrower encumbering the Mortgaged Property for the benefit of Agent on behalf of the Banks to secure the repayment of the Indebtedness and performance of the Obligations, and all amendments thereto.

        (e) Event of Default: Any happening or occurrence described in Article 6.

        (f) Governmental Authority: Any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

        (g) Guarantor: CBL & Associates Limited Partnership, a Delaware limited partnership whose sole general partner is CBL Holdings I, Inc., a Delaware corporation.

     (h) Guaranty: That or those instruments or agreements of guaranty, guaranty and completion, or otherwise, now or hereafter in effect, from one or more Guarantors in favor of Agent, on behalf of the Banks, guaranteeing the repayment of all or any part of the Indebtedness and/or the satisfaction of, or continued compliance with, the Obligations, or all of the above.

     (i) Improvements: The improvements located on the Land, including the improvements described in the Deed of Trust, being generally described as 813,311 square feet of space within a regional shopping center, together with all tenant finish work and with related facilities and amenities.

     (j) Indebtedness: The principal of, interest on and all other amounts, payments and premiums due under, or secured by, the Note, the Deed of Trust, the Guaranty and any and all other documents now or hereafter executed by Borrower, Guarantor or any other person or party in connection with the Loan.

     (k)  Intercreditor Agreement:  An Intercreditor
  Agreement to be executed by the Borrower, Agent and the Banks under the circumstances described in Paragraph 8.10 below. Borrower's approval of the Intercreditor Agreement shall not be unreasonably withheld and Borrower shall be deemed to have approved the form of Intercreditor Agreement attached hereto as Exhibit "E".

     (l) Land: The real estate or interest therein described in Exhibit "A" attached hereto and incorporated herein by this reference, all fixtures or other improvements situated thereon and all rights, titles and interests appurtenant thereto.

(m) Leases: Any and all leases, subleases, licenses, concessions or other agreements (written or oral, now or hereafter in effect) which grant a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, together with all security and other deposits made in connection therewith and all other agreements, such as architect's contracts, engineer's contracts, utility contracts, maintenance agreements and service contracts, which in any way relate to the design, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property, save and except any and all leases, subleases or other agreements pursuant to which Borrower is granted a possessory interest in the Land.

(n) Legal Requirements: (i) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower, any Guarantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, construction, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) any and all covenants, conditions and restrictions contained in any deed or other form of conveyance or in any other instrument of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use or occupancy thereof; (iii) Borrower's or any Guarantor's presently or subsequently effective by-laws and articles of incorporation or partnership, limited partnership, joint venture, trust or other form of business association agreement; (iv) any and all Leases; and (v) any and all leases other than those described in
  (iv) above, and other contracts (written or oral) of any nature that relate, in any way, to the Mortgaged Property and to which
  Borrower may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Borrower is granted a possessory interest in the Land.

  (o) Loan: The loan evidenced by the Note and secured by the Deed of Trust.

  (p)  Intentionally Omitted.

       (q)  Mortgaged Property:  The Land, Improvements and
  Leases, all other property (real, personal or mixed) which is conveyed by the Deed of Trust or any other Security Document in which a security interest is therein created and all other property (real, personal or mixed) on which a lien or security interest is placed or granted to secure the repayment of the Indebtedness or the performance and discharge of the Obligations.

     (r) Note: Individually or collectively, as the case may be, the Promissory Note of even date herewith, made by Borrower, payable to the order of Bank, in the principal face amount of FIFTY-ONE MILLION AND NO/100 DOLLARS ($51,000,000.00) and any other Promissory Notes issued from time to time from Borrower to a Bank or Banks pursuant hereto in substantially the form of Exhibit "D" hereto, the aggregate principal amounts of all such Promissory Notes being in the sum of FIFTY- ONE MILLION AND NO/100 DOLLARS ($51,000,000.00), and any and all renewals, reinstatements, rearrangements, enlargements or extensions of any such Promissory Note or of any promissory note or notes given in substitution therefor, including, without limitation, any replacement note or notes executed in connection with an assignment of any portion of any such Promissory Note.

     (s) Obligations: Any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower (or any of them), Guarantor or any other person or party to any Bank, Agent on behalf of any Bank or all of the Banks or others as set forth in the Security Documents, Leases and all other documents now or hereafter executed by Borrower or Guarantor or any other party or person in connection with the Loan and in any deed, conveyance, lease, sublease or other agreement pursuant to which Borrower is granted a possessory interest in the Land.

     (t)  Security Documents:  This Agreement, the Note, the
  Deed of Trust, the Guaranty, that certain Indemnity Agreement of even date herewith from Borrower and Guarantor to Agent on behalf of any Bank or all of the Banks and any and all other documents now or hereafter executed by Borrower (or any of them), Guarantor or any other person or party to evidence or secure the payment of the Indebtedness or the performance and discharge of the Obligations.

     (u)  Title Company:  The issuer of the Title Insurance.

     (v) Title Insurance: A mortgagee's policy of title insurance, all in form and substance satisfactory to Agent and containing no exceptions (printed or otherwise) which are unacceptable to Agent, issued by a title company (or, if Agent so requires, by several title companies on a re-insured or co-insured basis, at Agent's option) acceptable to Agent in the face amount of the Note and insuring that Agent, on behalf of the Banks, has a first and prior lien on the Mortgaged Property, subject only to the Permitted Encumbrances described in the Deed of Trust.

                               Article 2

                BORROWER'S WARRANTIES AND REPRESENTATIONS

   Borrower hereby unconditionally warrants and represents unto
  Agent and the Banks as follows:

   2.1 Information. Any and all information, reports, papers and other data (including, without limiting the generality of the foregoing, any and all balance sheets, statements of income or loss, reconciliation of surplus and financial data of any other kind) heretofore furnished, or to be furnished, to Agent by or on behalf of Borrower are, or when delivered will be, true and correct in all material respects; all financial data have been, or when delivered will have been, prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise required by the New York Stock Exchange or the Securities and Exchange Commission) and fully and accurately present, or will present, in all material respects, the financial condition of the subjects thereof as of the dates thereof; and with respect to the financial data heretofore furnished, no materially adverse change has occurred in the financial condition reflected therein since the dates thereof.

   2.2 Litigation. Except as may be otherwise set forth on Exhibit "C" attached hereto, there are no actions, suits or proceedings of a material nature pending or, to the best knowledge of Borrower, threatened against or affecting Borrower, any Guarantor or the Mortgaged Property, or involving the validity or enforceability of the Deed of Trust or the priority of the lien, mortgage and security interest created therein; and to the best of Borrower's knowledge no event has occurred (including specifically Borrower's and Guarantor's execution of the respective Security Documents and Borrower's consummation of the Loan) which will violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time, or both) a material default under any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the Mortgaged Property other than the liens and security interests created by or expressly permitted under the Security Documents.

   2.3 Streets, Easements, Utilities and Other Services. All streets, easements, utilities and related services necessary for the operation of the Improvements for their intended purpose are (or, when necessary or appropriate, will be) available to the boundaries of the Land, including potable water, storm and sanitary sewer, gas, electric and telephone facilities and garbage removal.

   2.4  Intentionally Omitted.

   2.5  Validity of Security Documents.  All action on
  Borrower's part requisite for the due authorization, creation, issuance, execution and delivery of the Security Documents has been duly and effectively taken, and each such document constitutes a legal and binding obligation of, and is valid and enforceable against Borrower and the Mortgaged Property (as the case may be) in accordance with the terms thereof.

   2.6  Intentionally Omitted.

   2.7 Hazardous Substances. As used below, and in any of the other Security Documents, "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos and raw materials which include hazardous constituents), or any other similar substances, or materials which are included under or regulated by any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up, including, without limitation, "CERCLA", as amended, or as may be amended from time to time, "RCRA", as amended, or as may be amended from time to time, or state lien or state superlien or environmental clean-up statutes (all such laws, rules and regulations being referred to collectively as "Environmental Laws"). Borrower warrants, represents and agrees as follows:

        (a)  Borrower has had performed reasonable
       investigations, studies and tests as to any environmental contamination, liabilities or problems with respect to the Mortgaged Property, including without limitation, the storage, disposal, presence, discharge or release of any Hazardous Substances at or with respect to the Mortgaged Property, has provided copies of the same to Agent, and that except as disclosed in that certain Phase I and Limited ACM Environmental Site Assessment prepared by CURA, Inc. dated November 25, 1996 and Limited Phase II Environmental Site Assessment prepared by CURA, Inc. dated November 25, 1996 (the "Environmental Report") such investigations, studies, and tests have disclosed no Hazardous Substances or violations of any Environmental Laws.

        (b) (i) The Mortgaged Property is not subject to any private or governmental lien, or to the best of Borrower's knowledge to any judicial or administrative notice or action relating to Hazardous Substances or environmental problems, impairments or liabilities, or the direct or indirect violation of any Environmental Laws.

             (ii) No other personal or real property owned by Borrower is subject to any governmental lien, or to the best of Borrower's knowledge to any judicial or administrative notice or action, relating to Hazardous Substances or environmental problems, impairments or liabilities with respect thereto, or the direct or indirect violation of any Environmental Laws, which could materially and adversely affect the business, properties, financial position, results of operations or prospects of Borrower.

        (c) To the best of Borrower's knowledge and belief, no Hazardous Substances are located on or have been stored, processed or disposed of on or released or discharged from (including ground water contamination) the Mortgaged Property and no above or underground storage tanks exist on the Mortgaged Property, except as may be disclosed in the Environmental Report. Borrower shall not allow any Hazardous Substances to be stored, located, discharged, possessed, managed, processed or otherwise handled on the Mortgaged Property other than small quantities, which are utilized in the ordinary course of business in the operation of the Mortgaged Property, and which are used and disposed of in a

              lawful manner, and Borrower shall comply with all
       Environmental Laws affecting the Mortgaged Property.

        (d) Borrower shall immediately notify Agent should Borrower become aware of (i) the existence of any Hazardous Substance in, on or beneath the Mortgaged Property or any other property owned by Borrower in violation of any Environmental Law, or any other violation of any Environmental Law with respect to the Mortgaged Property or any other property owned by Borrower, (ii) any "release" or threatened "release" (as defined in CERCLA and rules and regulations promulgated thereunder) of any Hazardous Substances on or from the Mortgaged Property or any other real property owned by Borrower, or (iii) any lien, action, or notice of the nature described in subparagraph (b) above. Borrower shall, at its own cost and expense, take all actions as shall be necessary or advisable for the clean-up of the Mortgaged Property, including all removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Agent), and shall further pay or cause to be paid at no expense to Agent or the Banks all clean-up, administrative, and enforcement costs of applicable government agencies which may be asserted against the Mortgaged Property or the owner thereof. All costs, including, without limitation, those costs set forth above, damages, liabilities, losses, claims, expenses (including reasonable attorneys' fees actually incurred and disbursements) which are incurred by Agent and/or the Banks, without requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, shall be paid by Borrower to Agent as incurred within ten (10) days after notice from Agent itemizing the amounts incurred to the date of such notice; provided however, that Borrower's within indemnity of Agent and the Banks shall be limited to those costs, damages, liabilities, losses, claims and expenses arising out of or based upon any violation of claim of violation of Environmental Laws with respect to the Mortgaged Property, or any governmental or judicial claim, order or judgment with respect to the environmental status of the Mortgaged Property arising, or alleged to have arisen, as a result of violations or claims of violations occurring, or environmental conditions existing on, under or about the Mortgaged Property, at any time prior to the date upon which Borrower, Guarantor and any affiliates of Borrower or Guarantor are divested of title to the Mortgaged Property whether voluntarily, involuntarily or by operation of law, or are otherwise brought against Agent or the Banks solely by virtue of its interest as mortgagee of the Mortgaged Property.

        (e) Upon reasonable prior notice to Borrower, and subject to the rights of tenants, Agent, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Mortgaged Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Substance into, onto, beneath or from the Mortgaged Property. Except in cases of emergency, any such inspection shall be conducted in a manner which does not unreasonably interfere with the operation of the Mortgaged Property.

   All warranties and representations contained in this Paragraph 2.7 shall be deemed to be continuing and shall remain true and correct in all material respects until the Indebtedness has been paid in full and any limitations period expires. Notwithstanding anything to the contrary contained herein or in any of the other Security Documents, Borrower's agreements and Borrower's indemnification of Agent and the Banks contained in this Paragraph 2.7 shall survive the exercise of any remedy by Agent under any of the Security Documents, including foreclosure under the Security Documents (or deed in lieu thereof), even if, as a part of such foreclosure or deed in lieu of foreclosure, the Indebtedness is satisfied in full. It shall, at the option of Agent, be an Event of Default hereunder should any of the representations or warranties contained in this Paragraph 2.7 be or become untrue or misleading (and the same is not cured within the period described in Paragraph 6.6 below), should Borrower breach any of its agreements contained in this Paragraph 2.7 (and not cure such breach within the period described in Paragraph 6.5 below), or should the Mortgaged Property, or any other property owned by Borrower, become subject to any claim, notice, or action of a nature described in subparagraph (b) above. In addition to all other remedies that Agent may have as a result of an Event of Default, Agent may accelerate payment of the Indebtedness as provided in Paragraph 7.3 herein.

   2.8 Flood Zone Notification. If required by applicable law, Borrower, as lessor or seller of the Mortgaged Property and the Improvements under any existing or future lease or sale agreement, shall promptly give written notice to all lessees or purchasers of the Mortgaged Property and the Improvements of the fact that the Mortgaged Property and the Improvements are or will be located in a flood hazard area. Borrower acknowledges that such written notices have been given by it or will be promptly given.

                               Article 3

                           BORROWER'S COVENANTS

   Borrower hereby unconditionally covenants with Agent and the Banks as follows:

   3.1 Negative Covenants. At no time shall Borrower (i) use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Mortgaged Property for any purpose or in any manner which violates any Legal Requirement, which constitutes a public or private nuisance, which may make void, voidable or cancelable any insurance then in force with respect thereto, or which, by virtue of being atypical of regional shopping malls, will materially increase the premium payable by Borrower for any insurance then in force with respect thereto, or (ii) create or place, permit to be created or placed or, through any act or failure to act, acquiesce in the creation or placing of, or allow to remain, any mortgage, deed of trust, security deed, lien (statutory, constitutional or contractual), pledge, security interest, encumbrance or charge or conditional sale or other title retention agreement on the Mortgaged Property (or any portion thereof) other than those created by or expressly permitted herein and under the Security Documents, regardless of whether same is expressly subordinate to the liens and security interests created in the Security Documents. If any such mortgage, deed of trust, security deed, lien, pledge, security interest, encumbrance or charge is asserted against the Mortgaged

         Property (or any portion thereof), Borrower shall promptly, at its own cost and expense, (a) pay the underlying claim in full or take any other action necessary to cause same to be released, or, at Borrower's election, bonded to the satisfaction of Agent and the Title Company, and (b) within ten (10) days from the date that such mortgage, deed of trust, security deed, security lien, pledge, security interest, encumbrance or charge has been asserted, give Agent notice thereof. The notice shall specify who is asserting such mortgage, deed of trust, security deed, lien, pledge, security interest, encumbrance or charge and shall, to the extent known to Borrower, detail the origin and nature of the underlying claim giving rise to the asserted mortgage, deed of trust, security deed, lien, pledge, security interest, encumbrance or charge.

                               Article 4

                              INSPECTION

   4.1 Right of Inspection. Agent, through its officers, agents or employees, shall have the right at all reasonable times at Borrower's expense:

        (a) To enter upon the Mortgaged Property and inspect the Improvements to determine that it is in conformity with the requirements hereof (Agent agreeing to conduct such inspections in a manner which does not unreasonably interfere with the operation of the Mortgaged Property or violate any Legal Requirement or the terms of any Lease); and

        (b) To examine, copy and make extracts of the books, records, accounting data and other documents of Borrower that relate in any way to the Mortgaged Property, including, without limiting the generality of the foregoing, all permits, licenses, consents and approvals of all Governmental Authorities having jurisdiction over Borrower or the Mortgaged Property, and, to the extent Borrower has access to the same. All such books, records and documents shall be made available to Agent promptly upon written demand therefor; and, at the request of Agent, Borrower shall furnish Agent with convenient facilities for the foregoing purpose.

   4.2 No Duty to Inspect. It is expressly understood and agreed that neither the Agent nor the Banks shall have any duty to supervise or to inspect the Improvements or any books and records, and that any such inspection shall be for the sole purposes of determining whether or not the Obligations of Borrower under this Agreement are being properly discharged and of preserving the rights of Agent and the Banks hereunder. If Agent or the Banks, or any independent supervising architect acting on behalf of Agent or the Banks, should inspect the Improvements or any books and records, Agent and the Banks shall have no liability or obligation to Borrower or any third party arising out of such inspection (except those obligations set forth in Paragraph 8.17 below). Inspection not followed by notice of default shall not constitute a waiver of any default then existing; nor shall it constitute an acknowledgment or representation by Agent that there has been or will be compliance with the Legal Requirements or waiver of Agent's right thereafter to insist that the Improvements be operated in accordance with the Legal Requirements. Agent's failure to inspect the Improvements or any part thereof or any books and records shall not constitute a waiver of any of Agent's rights hereunder. Neither Borrower nor any third party shall be entitled to rely upon any such inspection or review. Agent owes

         no duty of care to Borrower or any third person to protect against, or inform Borrower or any third person of the existence of, negligent, faulty, inadequate or defective operation of the Improvements; provided however, Agent will use its reasonable efforts to give Borrower notice of any such negligent, faulty, inadequate or defective operation of which Agent has knowledge and which would constitute an Event of Default.

   4.3 Borrower's Responsibilities. Borrower shall be solely responsible for all aspects of Borrower's business and conduct in connection with the Mortgaged Property and Improvements.

   4.4 Inspection Fee. In furtherance of Agent's rights hereunder, Agent may, at its option, require an inspection of the Mortgaged Property, by any party contracted by Agent, at least semi-annually. Borrower shall pay all fees incurred by Agent for all inspections of the Mortgaged Property. Furthermore, if Agent determines in connection with any such inspection that extra services will be required as a result of Borrower's failure to satisfy the requirements of any agreement, the Borrower shall pay, in addition to the fees for such inspections, the reasonable cost of all such extra services.

                               Article 5

                        AGENT'S COMMITMENT TO FUND

   5.1 Loan. Subject to the terms, provisions and conditions of this Agreement, the Banks will make and Borrower will accept a loan in the aggregate amount of the principal sum of the Note, it being understood that interest as called for in the Note shall be calculated only on any sums actually advanced and only from the dates of such advances.

   5.2 Conditions to Closing. The Banks shall not be obligated to make the Loan to Borrower unless and until:

        (a) Agent has received true, legible and correct copies of the following:

             (i) all authorizations and permits which are then procurable and required by any Legal Requirement for the proposed use of the Improvements;

             (ii) an original current survey of the Land containing the certification of the surveyor in form and substance satisfactory to Agent and showing the perimeter of the Land by courses and distances, all easements and rights-of-way, the boundary lines of the streets abutting the Land and the width thereof, any encroachments and the extent thereof in feet and inches, the relation of the Improvements by distances to the perimeter of the Land and the proposed building lines all acceptable to the Title Company to modify the "areas, boundaries and encroachments" exception to the maximum extent permitted by law;

             (iii)     the policies of insurance required by
       the Security Documents accompanied by evidence of the payment of the premium therefor;

             (iv) a soils investigation report from a soils engineer satisfactory to Agent;

                            (v)  evidence satisfactory (e.g. surveyor's
       certification) to Agent that the Land is not located within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Insurance
       Administration;

             (vi) the tax identification number(s) assigned to the Mortgaged Property (i.e. county, city and school, etc.), the approximate date tax statement(s) are to be issued and the date(s) taxes would become delinquent if not paid.

             (vii)     an opinion of counsel for Borrower and
       Guarantor satisfactory to Agent;

             (viii)    a copy of the form of tenant lease
       satisfactory to Agent to be used by Borrower in connection with the Leases;

             (ix) environmental study of the Land in form and substance satisfactory to Agent; and

             (x) any other documents and information as Agent may reasonably require which are in Borrower's possession or at Borrower's disposal.

        (b) The Security Documents have been duly authorized, executed and recorded or filed in accordance with applicable Legal Requirements and original counterparts thereof delivered to Agent;

        (c)  The Title Company has issued the Title Insurance;

        (d) Agent shall have received, reviewed and approved fully executed counterparts of:

             (i) all reciprocal easement and/or operating agreements with respect to the Mortgaged Property;

                  (ii) all Leases, together with executed estoppel certificates, in form and substance satisfactory to Agent;

                  (iii)     subordination, non-disturbance and
       attornment agreements, satisfactory in form and substance to Lender, from Dillard's Department Stores, Inc., Montgomery Ward, Belk Department Store, The Limited, and Eastwyn Theaters, Inc., and any amendment relating thereto; and

                  (ii) Borrower shall pay to Agent, or any other person or party entitled thereto, all fees and costs then due and payable in connection with this Agreement and the subject hereof including, without limiting the generality of the foregoing, any matters set forth in Paragraph 8.1 hereof.

             (e) Agent shall have received a commitment fee in the amount of $2,100.00.

                              Article 6

                           EVENTS OF DEFAULT

   Each of the following shall constitute an Event of Default hereunder:

   6.1  Intentionally Omitted.

             6.2  Voluntary Bankruptcy.  If Borrower, Guarantor or
  any general partner of Borrower or Guarantor, shall (a) voluntarily be adjudicated as bankrupt or insolvent, (b) file any petition or commence any case or proceeding under any provision or chapter of the Federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (c) make a general assignment for the benefit of creditors, (d) have an order for relief entered under the Federal Bankruptcy Code with respect to it, (e) fail generally to pay its debts as they mature, (f) admit in writing that it is unable to pay its debts as they mature, or (g) become insolvent.

   6.3 Involuntary Bankruptcy. If (a) a petition is filed or any case or proceeding described in Paragraph 6.2 above is commenced against Borrower, Guarantor or any general partner of Borrower or Guarantor or against the assets of any such persons or entities, unless such petition and the case or proceeding initiated thereby is dismissed within ninety (90) days from the date of the filing, (b) an answer is filed by Borrower, Guarantor or any general partner of Borrower or Guarantor admitting the allegations of any such petition, or (c) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Borrower, Guarantor or any general partner of Borrower or Guarantor, a custodian, trustee, agent or receiver for it, or for all or any part of its property, or authorizing the taking possession by a custodian, trustee, agent or receiver of it, or all or any part of its property unless such appointment is vacated or dismissed or such possession is terminated within ninety (90) days from the date of such appointment or commencement of such possession, but not later than five (5) days before the proposed sale of any assets of Borrower, Guarantor or any general partner of Borrower or Guarantor by such custodian, trustee, agent or receiver, other than in the ordinary course of the business of Borrower, Guarantor or any general partner of Borrower or Guarantor.

   6.4 Payment of Indebtedness. If Borrower shall fail, refuse or neglect to pay, in full, any installment or portion of the Indebtedness, including the Indebtedness evidenced by the Note, as and when the same shall become due and payable, whether at the due date thereof stipulated in the Security Documents, or at a date fixed for prepayment, or by acceleration or otherwise, and such failure, refusal or neglect continues for a period of fifteen (15) days after written notice of such failure, refusal or neglect is given to Borrower; provided, however, that if such installment or portion of the Indebtedness becomes due and payable as a result of Agent's accelerating the maturity of the Indebtedness in accordance with the Security Documents, the fifteen (15) day grace period for payment set forth in this Paragraph 6.4 shall not apply to the accelerated due date.

   6.5 Performance of Obligations. If Borrower shall fail, refuse or neglect to perform and discharge fully and timely any of the Obligations as and when called for and such failure, refusal or neglect shall either be incurable or, if curable, shall remain uncured for a period of thirty (30) days after the date Agent gives written notice thereof to Borrower; provided, however, that if such default is curable but requires work to be performed, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such thirty (30) day period, no Event of Default shall be deemed to have occurred if Borrower commences same within such thirty
  (30) day period and thereafter diligently and continuously
         prosecutes the same to completion within sixty (60) days after such notice.

   6.6 False Representations. If any representation, statement or warranty made by Borrower, Guarantor or others in, under or pursuant to the Security Documents or any affidavit or other instrument executed in connection with the Security Documents shall be false or misleading in any material respect, as of the date hereof, or shall become so at any time prior to the repayment in full of the Indebtedness and, except in the case of fraud, such breach is not cured within thirty (30) days after the earlier to occur of (a) the date any senior officer of Borrower or such other party has actual knowledge of such breach, or (b) the date written notice of such breach is given to Borrower by Agent.

   6.7  Dissolution, Change or Encumbrance of Ownership.  (a)
  Except as permitted under Paragraph 6.8 below, if Borrower, Guarantor or any general partner of Borrower or Guarantor shall dissolve, terminate or liquidate, or merge with or be consolidated into any other entity, or shall hypothecate, pledge, mortgage or otherwise encumber all or any part of the beneficial ownership interest in Borrower, Guarantor or such general partner or shall attempt to do any of the same, or (b) if Borrower shall amend or modify, in a manner which would adversely affect Agent, its articles of incorporation, bylaws, articles of partnership, certificate of partnership or other charter or enabling documents, and Agent has not given its prior written consent to such amendments or modifications.

   6.8  Disposition of Mortgaged Property and Beneficial
  Interest in Borrower. If Borrower sells, leases, exchanges, assigns, conveys, transfers or otherwise disposes of (herein collectively called "Disposition") all or any portion of the Mortgaged Property (or any interest therein), or all or any part of the beneficial ownership interest in Borrower (if Borrower is a corporation, partnership, joint venture, trust or other type of business association or legal entity), without the prior written consent of Agent; provided, however, so long as no event has occurred which with giving of notice or the passage of time, or both, would constitute an Event of Default hereunder, (i) reapportionments and transfers of beneficial interests in Borrower shall be permitted without prior review or consent of Agent as long as at least fifty-one percent (51%) in the aggregate of the general partnership interest in the Borrower shall be held by CBL & Associates Limited Partnership, CBL & Associates Properties, Inc., and/or their respective affiliates and subsidiaries, and/or Charles B. Lebovitz, John N. Foy, Jay Wiston, Ben S. Landress, Stephen Lebovitz, Michael Lebovitz and/or Ron Fullam (provided, however, that Charles B. Lebovitz, John N. Foy, Jay Wiston, Ben S. Landress, Stephen Lebovitz, Michael Lebovitz and/or Ron Fullam shall be deemed to own any beneficial interest so long as the same is owned by (a) such person, (b) any corporation, partnership, limited liability company, association or other organization in which such person owns more than fifty percent (50%) of the outstanding shares of capital stock, partnership interest or other ownership interest, having ordinary voting power to elect a majority of the board of directors or similar governing body, or
  (c) a trust or similar entity in which such person and members of such person's family, including spouses, children, parents, siblings and their descendants, are the sole beneficiaries of all of the interest therein), and (ii) transfers of Borrower's interest in the Mortgaged Property shall be permitted without prior review or consent of Agent to any partnership or joint venture in which CBL & Associates Limited Partnership or CBL &
         Associates Properties, Inc. shall be the controlling general partner or joint venturer, as the case may be, owning, directly or indirectly at least fifty-one percent (51%) or more of the general partnership or managing joint venturer's interest therein, so long as such partnership or joint venture expressly assumes all of the Obligations and the obligation to repay the Indebtedness and Guarantor expressly remains liable under the Guaranty. It is expressly agreed that in connection with determining whether to grant or withhold such consent, Agent may (but is not obligated to), among other things, (i) consider the creditworthiness of the party to whom such Disposition will be made and its management ability with respect to the Mortgaged Property, (ii) consider whether or not the security for repayment of the Indebtedness and the performance of the Obligations, or Agent's ability to enforce its rights, remedies and recourses with respect to such security, will be impaired in any way by the proposed Disposition, (iii) require as a condition to granting such consent, an increase in the rate of interest payable under the Note or any other change in the terms and provisions of the Note and other Security Documents, (iv) require that Agent be reimbursed for all costs and expenses incurred by Agent in investigating the creditworthiness and management ability of the party to whom such Disposition will be made and in determining whether Agent's security will be impaired by the proposed Disposition, (v) require the payment to Agent of a transfer fee to cover the cost of documenting the Disposition in its records, (vi) require the payment of its reasonable attorney's fees actually incurred in connection with such Disposition, (vii) require the express assumption, from and after the date of such Disposition, of Borrower's obligation to pay the Indebtedness and perform the Obligations by the party to whom such Disposition will be made (with or without the release of Borrower from liability for such Indebtedness and Obligations), (viii) require the execution of assumption agreements, modification agreements, supplemental security documents and financing statements satisfactory in form and substance to Agent, (ix) require endorsements (to the extent available under applicable law) to any existing Title Insurance insuring Agent's liens and security interests covering the Mortgaged Property, and (x) require additional security for the payment of the Indebtedness and performance of the Obligations.

   6.9 Encumbrance Upon Mortgaged Property. If the Borrower shall, without the prior written consent of Agent, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, security deed, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement, with respect to the Mortgaged Property, except to the extent otherwise permitted in the Security Documents, and does not remove, bond off or insure the same in the manner and within the time period provided for in the Security Documents.

   6.10 Intentionally Omitted.

   6.11 Change in Financial Condition. If (a) Guarantor shall fail to observe or perform any covenant or agreement contained in Paragraphs 9.1, 9.3 or 9.4 of the Guaranty and such failure shall continue for ninety (90) days after the earlier of (i) the date any senior officer of Guarantor has actual knowledge of such failure, or (ii) the date written notice of such failure has been given to Guarantor, or (b) Guarantor shall fail to observe or perform any other covenant or agreement contained in Paragraph 9 of the Guaranty.

             6.12 Foreclosure of Other Liens.  Subject to Borrower's
  right to contest as set forth in the Security Documents, if the holder of any lien or security interest on the Mortgaged Property (without hereby implying Agent's consent to the existence, placing, creating or permitting of any such lien or security interest) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder and within sixty (60) days after institution thereof (but in no event less than five (5) business days prior to the date set for sale of all or any portion of the Mortgaged Property) such foreclosure or other such proceedings are not vacated, discharged or discontinued of record by payment or by order of a court of competent jurisdiction.

   6.13 Event of Default Under Security Documents. If any default or Event of Default, or event which, with the passage of time or the giving of notice or both, could give rise to a default or Event of Default, shall occur under any of the other Security Documents (even thought not listed as an Event of Default in this Agreement) and the same is not cured within the applicable cure period, if any.

   6.14 Failure to Provide Tax Information.  The failure of
  Borrower to provide to Agent the tax statements and paid tax receipts pursuant to Paragraph 8.14 herein.

   6.15 Failure to Pay Loan Fee. The failure of Borrower to pay to Agent a loan commitment fee in the amount of Seventy-Three Thousand Three Hundred Fifty and No/100 Dollars ($76,500.00) on or before December 31, 1998, which fee Borrower hereby agrees to pay.

                               Article 7

                                REMEDIES

   7.1 Rights, Remedies and Recourses. Upon the happening of any Event of Default, Agent, on behalf of the Banks, shall have, in addition to any and all other rights, remedies and recourses available to it under any of the Security Documents or otherwise available at law or in equity, including specifically, but without limitation, the right to declare immediately due and payable the unpaid advanced principal and unpaid accrued interest on the Note and to foreclose any and all liens and security interests securing the repayment of same, the right (a) to take exclusive possession of the Mortgaged Property, (b) to pay, settle or compromise all existing bills and claims which are or may be liens against the Mortgaged Property, or may be necessary or desirable for the clearance of title, (c) to employ such contractors, subcontractors, agents, attorneys, architects, accountants, watchmen and inspectors as Agent may deem desirable to accomplish any of the above purposes, (d) to immediate payment of the Indebtedness, with an immediate right to obtain judgment against Borrower, or any Guarantor, in the amount of the Indebtedness and to exercise all remedies available under the laws of the State of Georgia for actions on a matured contractual indebtedness, and
  (e) following any foreclosure of the property or collateral covered by the Security Documents, an immediate right to any expenses incurred by Agent or any Bank in protecting, preserving or defending its interests in connection with the Loan or under the Security Documents, including, without limitation, all reasonable attorneys' fees and all other expenses incurred by Agent in connection with any foreclosure and/or sale of all or any of the property or collateral covered by the Security Documents; Agent and each Bank shall have an immediate right to obtain judgment against Borrower, or any Guarantor, in the amounts set forth above and Agent and each Bank may exercise all remedies available under the laws of the State of Georgia or the State of North Carolina, whichever is applicable, for action of a matured contractual indebtedness. For these purposes, Borrower hereby constitutes and appoints Agent its true and lawful attorney-in-fact with full power of substitution to be coupled with an interest. All sums expended by Agent and/or the Banks for any of the above purposes shall be deemed to be advances hereunder and shall be secured by the Security Documents.

   7.2 Cessation of Agent's and Banks's Obligations. Upon the happening of any such Event of Default, all obligations (if any) of Agent and/or the Banks hereunder, including specifically any obligation to advance funds hereunder, shall immediately cease and terminate.

   7.3 Acceleration. Notwithstanding anything to the contrary herein contained or inferable from any provision of this Agreement, upon the happening of an Event of Default, the unpaid principal and unpaid accrued interest on the Note shall, at the option of Agent on behalf of the Banks, immediately become due and payable in full, without the necessity of any further action on the part of Agent, and Borrower expressly waives any requirement of notice of intent to accelerate, or of notice of such acceleration of, the maturity of the Indebtedness.


                               Article 8

                       GENERAL TERMS AND PROVISIONS

   8.1 Performance at Borrower's Expense. Subject to the provisions of Paragraph 8.5 of this Agreement and without in any way limiting Paragraph 7.1 hereof, Borrower shall (i) pay all reasonable legal fees incurred by Agent in connection with the preparation of this Agreement and any and all other Security Documents contemplated hereby (including any amendments hereto or thereto or consents, releases or waivers hereunder or thereunder);
  (ii) pay all out-of-pocket expenses of Agent in connection with the administration of this Agreement and the other Security Documents including, without limitation, reasonable legal fees and appraisal fees (including all fees for annual or special appraisals necessary for regulatory reporting requirements or for Agent's internal audit procedures), (iii) reimburse Agent and/or the Banks promptly upon demand, for all reasonable amounts expended, advanced or incurred by Agent or such Bank to satisfy any obligation of Borrower under this Agreement or any other Security Documents, which amounts shall include all court costs, reasonable attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Agent or such Bank in connection with any such matter, and (iv) any and all other costs and expenses required to satisfy any provision of this Agreement. For all purposes of this Agreement, Agent's and the Banks' costs and expenses shall include without limitation, the cost of: all appraisal fees, cost engineering and inspection fees, architectural fees, legal fees (including, without limitation, fees for trial, appeal or other proceedings), accounting fees, environmental consultant fees (if any), auditor fees, and the cost to Agent of any documentary taxes, recording fees, brokerage fees, title insurance premiums and title surveys. In addition, Borrower recognizes and agrees that formal written appraisals of the Mortgaged Property by a licensed independent appraiser may be required by Agent's and/or Banks' internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis. Except to the extent that certain of these costs and expenses are included within the definition of Indebtedness, the payment by Borrower of any of these costs and expenses shall not be credited, in any way or to any extent, against any portion of the Indebtedness. If any of the services described in this Paragraph 8.1 are provided by an employee of Agent, Borrower shall reimburse Agent its reasonable charges for such services. Borrower shall reimburse Agent its standard charge for the services of any in-house counsel used by Agent to perform services described in this Paragraph 8.1, so long as Borrower is not required to reimburse Agent for the services of outside counsel in connection with the same matter.

   8.2 Approval of Agent and Further Assurances. All instruments of assurance to be executed and/or delivered to Agent, and all proceedings to be taken in connection with this Agreement and the Loan provided for herein, and all persons or parties responsible in any way for the operation of the Improvements or any obligation to be performed hereunder, or under the other Security Documents, shall be subject to the acceptance of Agent as to form, substance, coverage and identity. Promptly upon request of Agent, Borrower will execute, acknowledge and deliver to Agent such further instruments and do such further acts as Agent may reasonably deem necessary to carry out more effectively the purpose of this Agreement or to subject to the liens and security interests of the Security Documents any property intended by the terms thereof to be covered thereby, including specifically, but
         without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the Mortgaged
  Property.

   8.3 No Waiver. Any failure by Agent or any Bank to insist, or any election by Agent not to insist, upon Borrower's (or any of them), or any Guarantor's strict performance of any of the terms, provisions or conditions of the Security Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof and Agent and each Bank shall have the right at any time thereafter to insist upon strict performance by Borrower of any and all of same. In specific, no advance by Agent or any Bank of any loan proceeds hereunder absent Borrower's strict compliance with Article 5 hereinabove shall, in any way, preclude Agent or such Bank from thereafter declaring such failure to comply within the applicable notice and cure period to be an Event of Default hereunder.

   8.4 Modification. This Agreement shall not be amended, waived, discharged or terminated orally but only by an instrument executed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

   8.5 Applicable Law. This Agreement has been executed under, and shall be construed and enforced in accordance with, the laws of the State of Georgia from time to time in effect; except to the extent that United States federal law permits Agent to contract for, charge or receive a greater amount of interest than under Georgia law. This Agreement and all of the Security Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. It is expressly stipulated and agreed to be the intent of Borrower and Agent at all times to comply with the applicable law now or hereafter governing the interest payable on the Indebtedness. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under the Note or under any of the Security Documents or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if Agent's exercise of the option herein contained to accelerate the maturity of the Note, or if any prepayment by Borrower results in Borrower's having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Agent's express intent that all excess amounts theretofore collected by Agent be credited on the principal balance of the Note or any other principal indebtedness of Borrower to Agent (or, if the Note and all of such other indebtedness have been paid or would thereby be paid in full, refunded to Borrower), and the provisions of the Note, the Deed of Trust, this Agreement and the other Security Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Agent for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding.

             8.6  Severability.  If any provision hereof or of any
  of the other Security Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance, nor the remainder of the instrument in which such provision is contained, shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

   8.7 Rights, Remedies and Recourses Cumulative. All rights, remedies and recourses afforded Agent in the Security Documents or otherwise available at law or in equity, including specifically, but without limitation, those granted by the Uniform Commercial Code in effect in the State of North Carolina (a) shall be deemed cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Borrower, any Guarantor or anyone else obligated under any or all of the Security Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Agent, (c) may be exercised as often as the occasion therefor shall arise, it being understood by Borrower that the exercise, failure to exercise or election to exercise any of the same shall in no event be construed as a waiver of same or of any other right, remedy or recourse available to Agent and (d) are intended to be, and shall be, nonexclusive.

   8.8 Successors and Assigns. Subject to the provisions of Paragraph 6.8 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns.

   8.9 Notices. All notices or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, if sent by national overnight courier providing documentation of receipt, if delivered in person, or if sent by prepaid telegram, telex or telecopy, with a copy of any communication so sent by telegram, telex or telecopy being sent by mail, overnight courier or personal delivery as aforesaid. Notice so mailed shall be effective three (3) business days after its deposit. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be as set forth in the opening recital hereof, provided however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

   8.10 Assignments; Participation:

        (a) Permitted Assignments. Any Bank may assign to any affiliate of such Bank all or a portion of its respective Pro Rata Share (as defined in the Intercreditor Agreement) of the Loan, in such a manner as to create privity of contract between such affiliate and the Borrower and to make such affiliate a Bank for all purposes hereunder. Any Bank may assign to any entity which meets the following conditions ("Assignee Bank") all or a portion of its respective Pro Rata Share of the Loan, in such a manner as to create privity of contract between such person and the Borrower and to make such person a Bank for all purposes hereunder:

                       (i)  The minimum portion of the total
  commitment which the assigning Bank may assign to an Assignee Bank shall be Ten Million Dollars ($10,000,000.00).

             (ii) Without limiting the power of consent in subparagraph (5) below, an Assignee Bank (or its direct or indirect parent) shall be any financial institution which has total assets in excess of Ten Billion Dollars ($10,000,000,000).

             (iii)     The senior unsecured debt of an
  Assignee Bank (or its direct or indirect parent) shall have a rating of Baa-2 or higher from Moody's Investors Service, Inc. or a comparable rating agency.

             (iv) Such assignment shall have been approved by Borrower and Agent, which approval shall not be unreasonably withheld (provided however, that Borrower may, in its sole discretion, approve or disapprove any proposed assignment by the Agent which would result in Agent having assigned more than $20,000,000 of the Loan to parties which are not affiliates of Agent). No sub-assignments shall be permitted to parties other than affiliates of the assigning Bank without the prior approval of Borrower and Agent, which approval may be granted or withheld in their sole discretion.

        (b) Assignment and Acceptance. The Borrower and Agent may continue to deal solely and directly with the assigning Bank in connection with the interest so assigned to an Assignee Bank (or to an affiliate of such Bank) until such time as (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee Bank (or such affiliate) shall have been given to the Borrower and Agent by the assigning Bank and the Assignee Bank (or such affiliate); (ii) the assigning Bank and the Assignee Bank (or such affiliate) shall have delivered to the Borrower and Agent an Assignment and Assumption.

        Upon request, Borrower will execute and deliver to Agent an appropriate replacement promissory note(s) in favor of each assignee (and assignor, if such assignor is retaining a portion of its commitment and loans) reflecting such assignee's (and assignor's) Pro Rata Share(s). Upon execution and delivery of such replacement promissory notes, the original promissory note or notes evidencing all or any portion of the commitments and loans being assigned shall be canceled and returned to the Borrower.

        (c) Notice by Agent. Promptly following receipt by Agent of an executed Assignment and Acceptance, Agent shall give notice to the Borrower and to the Banks of: (i) the effectiveness of the assignment by the assigning Bank to the Assignee Bank (or the affiliate of the Bank); and (ii) the revised percentages and maximum amounts of the Pro Rata Share in effect as a result of such assignment.

        (d) Adjustment of Shares. Immediately upon delivery of the Assignment and Acceptance to Agent, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee Bank (or affiliate of the Bank) and the resulting adjustment of the Pro Rata Shares arising therefrom. The Pro Rata Share assigned to each Assignee Bank (or such affiliate) shall reduce the Pro Rata Share of the assigning Bank by a like amount.

                  (e)  Rights of Assignee.  From and after the date
  upon which Agent notifies the assigning Bank that it has received an executed Assignment and Assumption: (i) the Assignee Bank (or the Bank's affiliate) thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Bank under this Agreement and the Intercreditor Agreement; provided, however, that the Assignee Bank's consent shall be required only with respect to those matters which the Intercreditor Agreement specifies require the consent of an Assignee Bank, and (ii) the assigning Bank shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

        (f) Assignee's Agreements. By executing and delivering an Assignment and Assumption, the Assignee Bank (or the Bank's affiliate) thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Assumption, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Note or any other instrument or document furnished pursuant to the Loan; (ii) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other parties or the performance or observance by the Borrower of any of its obligations under the Note and this Agreement; (iii) the Assignee Bank (or such affiliate) has received a copy of this Agreement, together with such other documents and information as the Assignee Bank (or such affiliate) has deemed appropriate to make its own credit analysis and decision to enter into the Assignment and Assumption; (iv) the Assignee Bank (or such affiliate) will, independently and without reliance upon Agent, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) the Assignee Bank (or such affiliate) hereby appoints and authorizes Agent to take such action as administrative agent on its behalf and to exercise such powers under the Security Documents and this Agreement as are delegated to Agent thereunder and hereunder, together with such powers as are reasonably incidental thereto; and (vi) the Assignee Bank (or such affiliate) agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank and confirms the representations and warranties of the assigning Bank under this Agreement.

        (g) Participations. Any Bank may sell a participation interest in all or any portion of the Loan without the prior consent of the Agent and the other Banks; provided, however, the voting rights of any participants shall be limited to actions with respect to increases in the maximum loan amount, extensions of the maturity date beyond the extension option terms, changes in the interest rates applicable to the Loan and releases of all or substantially all of the collateral without replacement in those cases which the Banks' consent is required.

   8.11 Agent's Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Security Documents within the applicable notice and cure period, then Agent at any time thereafter, without notice to or demand upon Borrower and without waiving or releasing
         any other right, remedy or recourse Agent may have because of same, may make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter the Land and Improvements for such purpose and to take all action with respect to the Mortgaged Property as it may deem desirable. If Agent shall elect to pay any statement, invoice or tax bill, Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or company without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Security Documents, Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Borrower shall indemnify Agent and the Banks for all losses, expenses, damages, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Agent or the Banks pursuant to the provisions of this Paragraph 8.11 or by reason of any other provision in the Security Documents. Notwithstanding the foregoing, Borrower shall not be obligated to indemnify Agent or the Banks with respect to any intentional tort or act of gross negligence or willful misconduct committed by Agent or the Banks. All sums paid by Agent and/or the Banks pursuant to this Paragraph 8.11, and all sums expended by Agent and/or the Banks to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate (as defined in the Note) from the date of such payment or expenditure, shall constitute advances on and additions to the Indebtedness, shall be secured by the Security Documents and shall be paid by Borrower to Agent or the Banks upon demand. This indemnification shall survive the payment of all amounts payable pursuant to and secured by, the Security Documents. Payment by Agent and/or the Banks shall not be a condition precedent to the obligations of Borrower under this indemnity; provided however, in the event Agent or any Bank makes any demand hereunder prior to payment, it shall provide reasonable evidence of the amount of the losses, costs or expenses which have been incurred or are due and payable by it.

   8.12 Supplement to Deed of Trust.   The provisions of this
  Agreement are not intended to supersede the provisions of the Deed of Trust but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Deed of Trust, other than the selection of laws provision, this Agreement shall be controlling. This Agreement shall remain in effect until the Indebtedness has been paid in full.

   8.13 Headings. The Article, Paragraph and Subparagraph entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Paragraphs or Subparagraphs.

   8.14 Taxes and Assessments. Subject to Borrower's right to contest as provided for herein, Borrower shall submit to Agent copies of tax statements and paid tax receipts evidencing the due and punctual payment of all real estate and personal property taxes, charges and assessments levied or imposed upon the Mortgaged Property on or before the delinquent date of any such taxes.

   8.15 Course of Dealing. Borrower and Agent mutually agree that each shall proceed at all times in good faith and in a
         commercially reasonable manner in the performance of its obligations and in the exercise of its judgment or discretion hereunder and under the other Security Documents.

   8.16 WAIVER OF RIGHT TO TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        INITIAL:  _/i/ _JNF__     __________

   8.17 Treatment of Certain Information; Confidentiality.     Agent and each
  Bank agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by Borrower pursuant to this Agreement or any other
  Security Document which is identified by Borrower as being confidential at the time the same is delivered to the Agent or such Bank, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for Agent,
  (c) to bank examiners, auditors or accountants, (d) to any potential purchaser, assignee or participant of or in the Loan, or
  (e) in connection with any litigation to which the Agent or Bank is a party (provided, that Agent and/or the Banks will promptly notify Borrower of such litigation and of such proposed disclosure prior to the disclosure of such information (unless prohibited from doing so by the relevant court)).

   8.18 Intercreditor Agreement.  Borrower acknowledges that
  WFB is acting as agent for the Banks on the terms and conditions set forth in the Intercreditor Agreement.





            [Signatures Appear on Following Page]

   EXECUTED under seal as of the date first above written.


                       "AGENT"

                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                       a national banking association (SEAL)

                       By:   /s/ Robert W. Belson
                       Name:    Robert W. Belson
                       Title:   Senior Vice President

                                 [Bank Seal]

                       "BANK"

                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                       a national banking association


                       By:    /s/ Robert W. Belson
                       Name:    Robert W. Belson
                       Title:   Senior Vice President

                                 [Bank Seal]


                       "BORROWER"

                       ASHEVILLE, LLC.,
                       a North Carolina limited liability
                           company (SEAL)

                       By:  CBL & Associates Limited
                              Partnership,
                            a Delaware limited partnership,
                            its sole member

                            By:  CBL Holdings I, Inc.,
                            a Delaware corporation,
                            its sole general partner

                              By:  /s/  John N. Foy
                              John N. Foy
                              Executive Vice President

                                   /s/ Mary Ann Okrasinski
                                 Attest:
                                 Mary Ann Okrasinski
                                 Assistant Secretary

                                    (CORPORATE SEAL)

                                 EXHIBIT "A"

                              Legal Description


                             (to be attached)

EXHIBIT "B"

                    Intentionally Omitted

                                 EXHIBIT "C"

                            Pending Litigation


                             (to be attached)

                                 EXHIBIT "D"

                               Form of Note


                             [To be attached]

                                 EXHIBIT "E"

                           Intercreditor Agreement


                             [To be attached]